UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2024

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

280 Park Avenue
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(212) 415-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
3.700% Senior Notes due 2032	OMC/32	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2024, the Board of Directors (the “Board”) of Omnicom Group Inc. (the “Company”) adopted amendments to the Company’s amended and restated by-laws (as amended, the “Amended and Restated By-Laws”), which became effective the same day. Among other things, the amendments effected by the Amended and Restated By-Laws:

●	update the notice period for shareholders to bring matters before a meeting of shareholders to be, in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders and, in the case of a special meeting of shareholders, not earlier than 120 days prior to such special meeting nor later than 90 days prior to such special meeting or, if later, the 10th day following public disclosure of such meeting;

●	address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements;

●	enhance disclosure requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including, without limitation, by requiring additional background information and disclosures regarding proposing shareholders, proposed director nominees and business, and other persons related to or particiapting in a shareholder’s solicitation of proxies;

●	require any candidate for the Board nominated by a shareholder to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term;

●	require that all disclosures included in a shareholder’s notice of nominations or proposals regarding other business be updated so that they are accurate as of the shareholder meeting record date and as of ten business days prior to the shareholder meeting;

●	enhance procedural mechanics and disclosure requirements for shareholders to call a special meeting; and

●	require that a shareholder soliciting proxies from other shareholders use a proxy card color other than white, which will be reserved for exclusive use by the Board.

The Amended and Restated By-Laws also include certain technical, conforming, modernizing and clarifying changes.

As a result of the amendments discussed above, if a shareholder intends to present a proposal (which is not to be included in the Company’s proxy materials) or nominate a person for election at the Company’s 2025 annual meeting of shareholders, the Company must receive written notice no earlier than January 7, 2025, and no later than February 6, 2025, to be timely, in accordance with the procedures set forth in the Amended and Restated By-Laws.

The foregoing description of the changes contained in the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Title of Document
3.1	By-Laws of Omnicom Group Inc., a New York Corporation (as Amended and Restated October 17, 2024)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

Dated: October 18, 2024	By	/s/ Louis F. Januzzi
		Name:	Louis F. Januzzi
		Title:	Senior Vice President, General Counsel and Secretary

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